UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

SYNEOS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36730	27-3403111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 Sync Street Morrisville, North Carolina	27560-5468
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 876-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SYNH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2023, the Board of Directors (the “Board”) of Syneos Health, Inc. (the “Company”) appointed Michael Bonello as the Chief Financial Officer of the Company, effective July 1, 2023, succeeding Stanford (Ben) Rudnick as the Company’s principal financial officer as of such date.

Prior to his appointment, Mr. Bonello, 53, served as the Chief Financial Officer of Clario, Inc. a leading clinical trial data collection company, from November 2021 to present. Prior to that role, from May 2018 to August 2021, he served as Executive Vice President and Chief Financial Officer of PRA Health Sciences, Inc. (“PRA”), a former contract research organization that was acquired by ICON plc in 2021. Mr. Bonello previously served as Senior Vice President, Accounting and Corporate Controller for PRA, after having joined the company in March 2008. Prior to PRA, Mr. Bonello held positions with Cree, Inc., where he was Director of Finance/Corporate Controller, and Genworth Financial (formerly GE Mortgage Insurance Corporation) where he served as Vice President, Domestic Controller and Global Reporting Leader. Mr. Bonello also served for seven years in the audit practice at PricewaterhouseCoopers LLP. He received a Bachelor of Business Administration with a concentration in accounting from St. Bonaventure University.

In connection with his appointment, the Company and Mr. Bonello entered into an Offer Letter, dated April 7, 2023 (the “Offer Letter”), which provides that, upon the commencement of his employment on July 1, 2023, Mr. Bonello will be entitled to (i) an annual base salary of $700,000; (ii) a 2023 target cash bonus opportunity of $630,000; (iii) an annual long term incentive grant opportunity, beginning in 2024, having an aggregate value of 2,170,000, comprised of 50% performance-based restricted stock units and 50% time-based restricted stock units; (iv) a sign-on grant of restricted stock units, to be granted on July 15, 2023, having an aggregate value of $2,170,000, vesting over three years; and (iv) a second sign-on grant of restricted stock units, to be granted on March 15, 2024, having an aggregate value equal to $1,500,000, vesting over two years. In addition, Mr. Bonello will be eligible to participate in the Company’s Executive Severance Plan.

In connection with Mr. Bonello’s appointment, Mr. Bonello is expected to enter into the Company’s standard form of indemnification agreement for directors and officers.

The foregoing summary of the terms of the Offer Letter is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.

10.1	Offer Letter for Michael Bonello, dated April 7, 2023.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNEOS HEALTH, INC.

Date: May 2, 2023	By:	/s/ Jonathan Olefson
	Name:	Jonathan Olefson
	Title:	General Counsel and Corporate Secretary